Exhibit 99.1

                         Independent Auditors' Report


 The Board of Directors
 Texas General Agency, Inc.:


 We have audited the accompanying combined balance sheet of Texas General Agency, Inc. and Subsidiary, Pan American Acceptance Corporation, and TGA Special Risk, Inc. (collectively the Company) as of December 31, 2005, and the related combined statements of operations, stockholders' equity and comprehensive income, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management.
 Our responsibility is to express an opinion on these combined financial statements based on our audit.

 We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.


 /s/ KPMG LLP
 ------------
 KPMG LLP
 April 7, 2006

                  TEXAS GENERAL AGENCY, INC. AND SUBSIDIARY,
                     PAN AMERICAN ACCEPTANCE CORPORATION,
                           AND TGA SPECIAL RISK, INC.

                             Combined Balance Sheet
                               December 31, 2005

                 Assets
 Cash                                                           $   2,198,918
 Bonds                                                             18,259,230
 Common stocks                                                      1,337,554
 Premium and agents' balances receivable                           17,555,501
 Premium finance notes receivable                                   6,146,552
 Losses receivable from insurance companies                         6,171,761
 Reinsurance recoverable                                              639,881
 Deferred policy acquisition costs                                  1,425,432
 Property and equipment, net of accumulated depreciation              674,971
 Deferred federal income tax asset                                  1,788,670
 Other assets                                                         331,557
                                                                 ------------
      Total assets                                              $  56,530,027
                                                                 ============
       Liabilities and Stockholders' Equity
 Liabilities:
   Liability for outstanding claims                             $   4,376,033
   Premiums payable to insurance companies                         17,974,854
   Reinsurance balances payable                                       648,913
   Unearned premiums                                                5,090,829
   Reserve for unpaid losses and loss adjustment expenses           9,304,128
   Notes payable to banks                                           4,784,694
   Accounts payable and other liabilities                             851,108
   Current federal income taxes payable                               863,042
   Unearned commissions                                             6,090,563
                                                                 ------------
      Total liabilities                                            49,984,164
                                                                 ------------
 Stockholders' equity:
   Common stock                                                         4,205
   Additional paid-in capital                                          20,008
   Accumulated other comprehensive income - net
     unrealized gains on investment securities                        129,637
   Retained earnings                                                6,799,141
   Treasury stock, at cost (174 shares)                              (407,128)
                                                                 ------------
      Total stockholders' equity                                    6,545,863
                                                                 ------------
      Total liabilities and stockholder's equity                $  56,530,027
                                                                 ============

 See accompanying notes to consolidated financial statements.

                  TEXAS GENERAL AGENCY, INC. AND SUBSIDIARY,
                     PAN AMERICAN ACCEPTANCE CORPORATION,
                           AND TGA SPECIAL RISK, INC.

                        Combined Statement of Operations
                          Year ended December 31, 2005

 Revenues:
   Commissions                                                  $  39,827,572
   Premiums earned                                                  9,959,006
   Investment income, net                                             547,403
   Interest income on finance notes                                 1,302,904
   Other                                                              368,020
                                                                 ------------
                                                                   52,004,905
                                                                 ------------
 Expenses:
   Losses and loss adjustment expenses                              5,653,303
   Commissions                                                     26,117,856
   Operating expenses                                              15,239,580
   Interest expense                                                   218,221
                                                                 ------------
                                                                   47,228,960
                                                                 ------------
      Income before federal income taxes                            4,775,945
                                                                 ------------
 Federal income tax expense:
   Current                                                            867,981
   Deferred                                                           624,042
                                                                 ------------
                                                                    1,492,023
                                                                 ------------
      Net income                                                $   3,283,922
                                                                 ============

  See accompanying notes to consolidated financial statements.

                  TEXAS GENERAL AGENCY, INC. AND SUBSIDIARY,
                     PAN AMERICAN ACCEPTANCE CORPORATION,
                           AND TGA SPECIAL RISK, INC.

                  Combined Statement of Stockholders' Equity
                            and Comprehensive Income
                               December 31, 2005

                                                                                  Accumulated
                                              Additional                             other         Total
                                      Common    paid-in    Retained    Treasury  comprehensive  stockholders'
                                      stock     capital    earnings     stock        income        equity
                                      ------  ---------    ---------    --------    --------     ---------
 Balance, December 31, 2004         $  4,205     20,008    3,569,357    (32,128)     363,615     3,925,057

 Comprehensive income:
   Net income                              -          -    3,283,922          -            -     3,283,922
   Change in accumulated
     unrealized net gain on
     investment securities, net
     of tax effect of $120,512             -          -            -          -     (233,978)     (233,978)
                                                                                                 ---------
       Total comprehensive
         income                                                                                  3,049,944
                                                                                                 ---------
   Treasury stock acquired                 -          -            -   (375,000)           -      (375,000)
   Distributions to stockholders           -          -      (54,138)         -            -       (54,138)
                                     -------    -------    ---------    -------      -------     ---------
 Balance, December 31, 2005         $  4,205     20,008    6,799,141   (407,128)     129,637     6,545,863
                                     =======    =======    =========    =======      =======     =========

  See accompanying notes to combined financial statements.

                  TEXAS GENERAL AGENCY, INC. AND SUBSIDIARY
                     PAN AMERICAN ACCEPTANCE CORPORATION,
                           AND TGA SPECIAL RISK, INC.

                     Consolidated Statements of Cash Flows
                          Year ended December 31, 2005

 Cash flows from operating activities:
   Net income                                                   $   3,283,922
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation and amortization                                  430,922
       Net gain on sales of investments                               (46,405)
       Deferred federal income tax expense                            624,042
       Decrease in premium and agents' receivable                    (947,468)
       Increase in finance notes receivable                            38,443
       Increase in losses receivable from insurance companies      (1,012,414)
       Increase in reinsurance recoverable                            (84,985)
       Decrease in due from affiliates                                  1,515
       Increase in deferred policy acquisition costs                 (235,007)
       Increase in other assets                                       (40,720)
       Increase in liability for outstanding claims                 2,591,055
       Increase in premiums payable to insurance companies            350,605
       Increase in losses payable to insurance companies               88,648
       Increase in unearned premiums                                  681,846
       Increase in reserve for unpaid losses and
         adjustment expenses                                        1,184,652
       Decrease in due to affiliates                                   (1,520)
       Increase in unearned commissions                            (1,320,418)
       Decrease in accounts payable and other liabilities            (174,013)
       Increase in current federal income taxes payable               698,864
                                                                 ------------
         Net cash provided by operating activities                  6,111,564
                                                                 ------------
 Cash flows from investing activities:
   Purchase of investments available for sale                      (4,919,102)
   Proceeds from maturities and sales of investments
     available for sale                                             2,467,542
   Acquisition of property and equipment                              (79,474)
   Purchase of software                                              (287,425)
                                                                 ------------
         Net cash used in investing activities                     (2,818,459)
                                                                 ------------
 Cash flows from financing activities:
   Proceeds from notes payable                                      9,017,685
   Payment of notes payable                                       (10,878,889)
   Treasury stock acquired                                           (375,000)
   Distributions to stockholders                                      (54,138)
                                                                 ------------
         Net cash used in financing activities                     (2,290,342)
                                                                 ------------
         Net increase in cash                                       1,002,763
 Cash, beginning of year                                            1,196,155
                                                                 ------------
 Cash, end of year                                              $   2,198,918
                                                                 ============
 Supplemental disclosures of cash flow information:
   Interest paid during the year                                $     218,221
   Federal income taxes paid during the year                          153,257


  See accompanying notes to consolidated financial statements.

                  TEXAS GENERAL AGENCY, INC. AND SUBSIDIARY,
                     PAN AMERICAN ACCEPTANCE CORPORATION,
                          AND TGA SPECIAL RISK, INC.

                    Notes to Combined Financial Statements

                              December 31, 2005


 (1) Organization and Summary of Significant Accounting Policies

    Texas General Agency, Inc. (TGA) is a managing general agent (MGA) for several insurance companies, including its wholly owned subsidiary, Gulf States Insurance Company (GSIC). TGA currently has approximately 800 appointed agents writing property and casualty business. Lines of business written are primarily personal lines, nonstandard auto, commercial auto, general liability, commercial property, homeowners, dwelling, fire, and inland marine in Texas, Louisiana, and Alabama. GSIC is incorporated under the laws of the State of Oklahoma with operations emphasizing assumed reinsurance. Through retrocession agreements with a group of reinsurers, GSIC assumed 10% of the business produced by its parent, TGA, in 2005.

    A portion of the policies produced by TGA are financed by Pan American Acceptance Corporation (PAAC), a company with shareholders common to TGA. TGA also has an affiliate relationship with TGA Special Risks, Inc. (TGASR), which brokers a small amount of mobile home business, also under common ownership with TGA.

    (a) Basis of Presentation

        The accompanying combined financial statements have been prepared in conformity with U.S. generally accepted accounting principles and include the accounts of TGA and Subsidiary, PAAC and TGASR (collectively, the Company). All significant intercompany transactions and balances have been eliminated in combination.

    (b) Premiums Receivable

        Premiums receivable are carried at cost, which approximates fair value. Management provides an allowance for uncollectible accounts in the period that collectibility is deemed impaired. As of December 31, 2005, no allowance was deemed necessary.

    (c) Finance Notes Receivable

        Finance notes receivable are nonrenewable, short-term notes collateralized by the unearned premiums on the related insurance policies. Management considers current information and events regarding the borrowers' ability to repay their obligation and deems a finance note receivable to be impaired when it is probable that the Company will not be able to collect all amounts due according to contractual terms of the finance note receivable.

        The Company uses the direct write-off method to account for uncollectible items and performs a monthly review of each loan that is 30 or more days past due to assess collectibility. Amounts deemed uncollectible are then written off and expensed monthly.

    (d) Investments

        The  Company's  investments   in  debt  and  equity  securities   are
        classified as available for sale and are stated at their estimated fair values.

        Unrealized gains and losses on these investments are included in accumulated other comprehensive income as a component of stockholders' equity net of deferred federal income taxes and, accordingly, have no effect on net income. Realized gains and losses are measured as the difference between the net sales proceeds and the investment's cost, determined on the specific identification method. Amortization of bond premium or discount is calculated using the scientific interest method. When impairment of the value of an investment is considered to be other than temporary, a provision for the write-down to estimated net realizable value is recorded.

    (e) Revenue Recognition

        Interest income on finance notes receivable is recognized over the term of the related note using the sum of the years digits method which approximates the level yield method. Interest continues to accrue until the finance note receivable is paid off or management deems the collectibility of the principal and interest to be doubtful.

        Premium income is recognized on a pro rata basis over the periods covered by the policies. Commission revenues related to insurance policies issued by TGA on behalf of unaffiliated insurance companies are recognized in accordance with EITF 00-21, Revenue Arrangements with Multiple Deliverables, which requires determining allocated fair value for selling and servicing the policy and processing claims. Commission revenues for selling and servicing the policies are recognized on a pro rata basis over the periods covered by the policies, and the commission revenues for servicing claims are recognized over the service period in proportion to the historical trends of the claim cycle. Unearned commissions disclosed in the financial statements are presented net of related deferred commission expenses of $10.6 million as of December 31, 2005.

        TGA retroactively participates in the loss experience under the terms of its reinsurance contracts. Contingent commissions receivable or payable are recorded on a cash basis in accordance with the terms of the reinsurance contracts. The Company recorded contingent commissions of $1,961,787 for the year ended December 31, 2005.

        Pursuant to the agreement with Hallmark Financial Services, Inc. for the sale of outstanding stock of the Company, as disclosed in note 14, contingent commissions for underwriting years prior to January 1, 2006, were assigned to the stockholders of the Company as of December 31, 2005. Therefore, no receivable has been reflected in the combined financial statements for any contingent commissions.

    (f) Federal Income Taxes

        The Company accounts for federal income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. TGA files a consolidated federal income tax return with GSIC.

    (g) Deferred Policy Acquisition Costs

        The net costs incurred by GSIC in acquiring new business, consisting primarily of net commissions, are deferred and amortized over the life of the policy acquired. The deferred policy acquisition costs asset is reviewed for any potential premium deficiency at each balance sheet date. A premium deficiency represents future estimated losses, loss adjustment expenses, and amortization of deferred policy acquisition costs in excess of related unearned premiums and related future investment earnings. If a premium deficiency is determined to exist, the amount thereof is deducted from the Company's deferred policy acquisition costs asset and is charged to income in the current period as an expense. To the extent the amount of the premium deficiency exceeds the related deferred policy acquisition costs asset, the deficiency is recorded as a liability and charged to income in the current period. No such deficiency was determined to exist as of December 31, 2005.

    (h) Property and Equipment

        Property, equipment, and software are stated at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are expensed as incurred while betterments and renewals are capitalized.

    (i) Reserve for Unpaid Losses and Loss Adjustment Expenses

        The reserve for unpaid losses and loss adjustment expenses represents the undiscounted amount of case-basis estimates of reported losses, estimates based on certain actuarial assumptions regarding the past experience of unreported losses, and estimates of loss adjustment expenses to be incurred in the settlement of claims. Management believes that the reserve for unpaid losses and loss adjustment expenses is adequate to cover the ultimate liability; however, the ultimate costs associated with settling claims may be more or less than amounts reserved.

    (j) Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    (k) Capitalization

        Capitalization of the Company as of December 31, 2005, was as follows:

        Common stock - Texas General Agency, Inc., no par
          value. Authorized 500,000 shares Class A no par
          value voting common stock; 1,000 shares issued
          and outstanding. Authorized 500,000 shares
          Class B no par value non-voting common stock;
          none issued                                       $      1,000
        Common stock - Pan American Acceptance Corporation,
          $1 par value. Authorized 500,000 shares Class A
          voting common stock; 2,205 shares issued and 2,031
          shares outstanding. Authorized 500,000 shares
          Class B non-voting common stock; none issued             2,205
        Common stock - TGA Special Risk, Inc., $1 par
          value. Authorized 1,000,000 shares; 1,000
          shares issued and outstanding                            1,000
                                                             -----------
            Combined common stock                                  4,205
                                                             -----------
        Additional paid-in capital - Texas General
          Agency, Inc. & Subsidiary                                1,224
        Additional paid-in capital - Pan American
          Acceptance Corporation                                  18,784
                                                             -----------
            Combined additional paid-in capital                   20,008
                                                             -----------
        Treasury stock, at cost - Pan American
          Acceptance Corporation (174 shares)                   (407,128)
                                                             -----------
            Total                                           $   (382,915)
                                                             ===========

 (2) Investments

    The amortized cost and estimated fair value by type of investment at December 31, 2005 were as follows:

                                            Gross        Gross
                              Amortized   unrealized  unrealized   Estimated
                                 cost       gains       losses     fair value
                              ----------  ----------  ----------   ----------
 Bonds:
   U.S. treasury securities  $   622,592       2,440         (29)     625,003
   U.S. government agencies      375,218         836           -      376,054
   Obligations of states and
     political subdivisions   17,078,553      18,653    (225,287)  16,871,919
   Corporate securities          385,260       1,011         (17)     386,254
                              ----------  ----------  ----------   ----------
                              18,461,623      22,940    (225,333)  18,259,230
 Common stocks                   938,717     410,051     (11,214)   1,337,554
                              ----------  ----------  ----------   ----------
                             $19,400,340     432,991    (236,547)  19,596,784
                              ==========  ==========  ==========   ==========

    The amortized cost and estimated fair value of fixed maturities at December 31, 2005 by contractual maturity are shown below. Expected maturities will differ from contractual maturities as borrowers may have the right to prepay obligations with or without prepayment penalties.

                                                  Amortized       Estimated
                                                    costs         fair value
                                                 -----------      -----------
    Due in one year or less                     $  3,036,941        3,030,872
    Due after one year through five years         14,522,947       14,336,169
    Due after five years through ten years           601,735          592,189
    Due after ten years through 20 years             300,000          300,000
                                                 -----------      -----------
                                                $ 18,461,623       18,259,230
                                                 ===========      ===========

    Proceeds from sales of investments were $2,467,542 in 2005. Gross gains and losses of $78,577 and $32,172, respectively, in 2005 were realized on these transactions.

    Bonds with amortized cost of $297,732 and an estimated fair value of $297,703 were held under joint control with the Oklahoma Insurance Department at December 31, 2005.

    During 2005, the Company did not record any impairment charges for fixed maturity or equity securities.

    Following is a summary of the Company's gross unrealized losses in its fixed maturities portfolio as of December 31, 2005:

                                  Unrealized loss         Unrealized loss
                                less than 12 months     12 months or longer             Total
                               ----------------------  ----------------------  ----------------------
                                           Unrealized              Unrealized              Unrealized
   Description of securities   Fair value    losses    Fair value    losses    Fair value    losses
 ---------------------------   ----------  ----------  ----------  ----------  ----------  ----------
 U.S. Treasury securities      $  297,703         (29)          -           -     297,703         (29)
 Obligations of states and
   political subdivisions       6,319,157     (67,983)  6,606,777    (138,820) 12,925,934    (206,803)
 Special revenue                  786,557      (8,452)    267,238     (10,032)  1,053,795     (18,484)
 Public utilities, industrial
        and miscellaneous         100,136         (17)          -           -     100,136         (17)
                                ---------  ----------  ----------  ----------  ----------  ----------
             Total securities  $7,503,553     (76,481)  6,874,015    (148,852) 14,377,568    (225,333)
                                =========  ==========  ==========  ==========  ==========  ==========

    At December 31, 2005, the Company had $225,333 of unrealized losses in its fixed maturities portfolio, $148,852 of which was in excess of 12 months attributable to 54 securities with unrealized losses of less than 10%.

    Following is a summary of the Company's gross unrealized losses in its equity securities as of December 31, 2005:

                                  Unrealized loss         Unrealized loss
                                less than 12 months     12 months or longer             Total
                               ----------------------  ----------------------  ----------------------
                                           Unrealized              Unrealized              Unrealized
   Description of securities   Fair value    losses    Fair value    losses    Fair value    losses
 ---------------------------   ----------  ----------  ----------  ----------  ----------  ----------
 Common stock                  $   76,998      (5,284)     68,225      (5,930)    145,223     (11,214)
                                ---------  ----------  ----------  ----------  ----------  ----------
            Total securities   $   76,998      (5,284)     68,225      (5,930)    145,223     (11,214)
                                =========  ==========  ==========  ==========  ==========  ==========

    At December 31, 2005, the Company had $11,214 of unrealized losses in its equity portfolio, $5,930 of which was in excess of 12 months attributable to six securities with unrealized losses of less than 10%.

    The Company continually monitors these investments and believes the unrealized loss in these investments is temporary.

    During the year ended December 31, 2005, investment income was earned in the following investment categories:

         Bonds                                              $    515,319
         Common stocks                                            39,706
         Net realized investment gains                            46,405
         Other                                                     1,696
                                                             -----------
             Total investment income                             603,126
         Investment expenses                                     (55,723)
                                                             -----------
             Net investment income                          $    547,403
                                                             ===========

    See also note 6 regarding investments in trust accounts.

 (3) Premium and Agents' Balances Receivable

    Premium and agents' balances receivable consisted of the following at December 31, 2005:

         Receivable from agents                             $ 16,429,382
         Receivables from insurance companies                  1,119,362
         Other                                                     6,757
                                                             -----------
                                                            $ 17,555,501
                                                             ===========

 (4) Notes Payable to Banks

    Notes payable at December 31, 2005 consisted of various short-term notes payable to banks, bearing variable interest rates ranging from 4.75% to 7.75%. These notes were secured by the Company's finance notes receivables and were personally guaranteed by stockholders of TGA. The line of credit available under the Company's current borrowing arrangements is $5,000,000, approximately $4,800,000 of which was borrowed at December 31, 2005.

    The Company's borrowing arrangements contain various restrictive covenants which, among other things, require the Company to maintain minimum amounts of tangible net worth and working capital. At December 31, 2005, the Company was not in compliance with certain of such covenants but had received a waiver for the violations.

    During 2005, the Company paid interest of $194,835 related to notes payable to banks.

 (5) Reserve for Unpaid Losses and Loss Adjustment Expenses

    Activity in the reserve for unpaid losses and loss adjustment expenses is summarized as follows:

                                                                 2005
                                                             -----------
         Balance, January 1                                 $  8,119,476
           Less reinsurance recoverables                        (554,896)
                                                             -----------
                Net balance, January 1                         7,564,580
                                                             -----------

         Incurred related to:
           Current year                                        6,690,192
           Prior years                                        (1,036,889)
                                                             -----------
                Total incurred                                 5,653,303
                                                             -----------
         Paid related to:
           Current year                                        1,971,835
           Prior years                                         2,577,174
                                                             -----------
                Total paid                                     4,549,009
                                                             -----------

         Net balance, December 31                              8,668,874
           Plus reinsurance recoverable                          635,254
                                                             -----------
         Balance, December 31                               $  9,304,128
                                                             ===========

    The change in incurred losses and loss adjustment expenses related to prior years was the result of the reestimation of unpaid losses and loss adjustment expenses principally on the general liability and commercial auto lines of insurance. This change in each year is generally the result of ongoing analysis of recent loss development trends. Original estimates are increased or decreased as additional information becomes known regarding individual claims.

 (6) Reinsurance

    GSIC assumes business, originally produced by TGA, from unaffiliated insurance companies.

    Reinsurance transactions as of and for the year ended December 31, 2005 are summarized as follows:

         Reserve for unpaid losses and loss
           adjustments expenses:
                Assumed                                     $  9,304,128
                Ceded                                           (635,254)
                                                             -----------
                                                            $  8,668,874
                                                             -----------
         Unearned premiums - assumed                        $  5,090,829
                                                             ===========
         Premiums written:
                Assumed                                     $ 11,783,869
                Ceded                                         (1,143,017)
                                                             -----------
                                                            $ 10,640,852
                                                             ===========

         Earned premiums - assumed                          $  9,959,006
                                                             ===========
         Net losses and loss adjustment expenses
           incurred:
                Direct                                      $    (35,000)
                Assumed                                        6,421,389
                Ceded                                           (733,086)
                                                             -----------
                                                            $  5,653,303
                                                             ===========

    Although the ceding of insurance does not discharge the original insurer from its primary liability to its policyholder, the insurance company that assumes the coverage assumes the related liability, and it is the practice of insurers for accounting purposes to treat insured risks, to the extent of the reinsurance ceded, as though they were risks for which the original insurer is not liable.

    GSIC is required by a reinsurance agreement to maintain investments in trust accounts equal to approximately $14,749,000 at December 31, 2005 representing unearned premiums, outstanding losses, and incurred but not reported losses. GSIC's trust accounts at December 31, 2005 totaled approximately $15,251,000.

 (7) Stockholders' Equity

    GSIC is required to file statutory financial statements prepared in accordance with accounting practices prescribed or permitted by the Oklahoma Insurance Department, which vary in some respects from U.S. generally accepted accounting principles (GAAP). The primary differences affecting GSIC are that certain acquisition costs (principally commissions) which are deferred and amortized over the respective policy periods under GAAP are expensed as incurred under statutory accounting principles. Deferred federal income taxes are provided for temporary differences between the statutory balance sheet and tax basis balance sheet rather than the differences between the GAAP balance sheet and tax basis balance sheet, are credited directly to capital and surplus rather than net income, and are subject to certain limitations involving admissibility. GSIC reported statutory net income of $128,686 and statutory surplus of $6,420,659 as of December 31, 2005. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners (NAIC), as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed.

    The maximum amount of dividends which can be paid by State of Oklahoma domiciled insurance companies to shareholders without prior approval of the Insurance Commissioner is subject to restrictions relating to statutory capital and surplus. Based on capital and surplus at December 31, 2005, the maximum amount of dividends not requiring regulatory approval that can be paid by GSIC to TGA in 2006 is approximately $640,000.

    The  Oklahoma Insurance  Department  imposes certain  risk-based  capital
    (RBC) requirements for property-casualty insurance companies that were developed by the NAIC. The required RBC calculation specifies various formulas and weighting factors that are applied to statutory financial balances or activity levels based on the perceived degree of risk. As of December 31, 2005, GSIC's capital and surplus exceeded the amount calculated under the RBC requirements.

 (8) Other Comprehensive Income (Loss)

    The changes in the components of other comprehensive income (loss) are reported net of income taxes for the year ended December 31, 2005, as follows:

                                         Before-tax  Tax (expense)  Net-of-tax
                                           amount     or benefit      amount
                                         ----------  -------------  ----------
 Net unrealized gains (losses)
   on investment securities:
     Net unrealized holding
       losses arising during period      $ (400,895)    136,290     (264,605)
     Less reclassification adjustment
       for net gains realized in income      46,405     (15,778)      30,627
                                          ---------    --------    ---------
         Other comprehensive income
           (loss) - net unrealized
           gains (loss)                  $ (354,490)    120,512     (233,978)
                                          =========    ========    =========

 (9) Federal Income Taxes

    Deferred federal income taxes are summarized as follows as of December 31, 2005:

         Deferred tax assets:
           Discounting of reserves for unpaid
             losses and loss adjustment expenses
             for tax purposes                               $    247,950
           Unearned premium deductions for tax
             purposes                                            376,416
           Unearned commissions                                1,739,184
           Salvage and subrogation                                41,200
           Net operating loss                                     36,844
                                                             -----------
             Total deferred tax assets                         2,441,594

         Deferred tax liabilities:
           Deferred acquisition costs                            526,982
           Depreciable assets                                     59,135
           Unrealized gains on investments                        66,807
                                                             -----------
             Total deferred tax liabilities                      652,924
                                                             -----------
             Net deferred federal
               income tax asset                             $  1,788,670
                                                             ===========

    Management believes that realization of the gross deferred tax assets is more likely than not based on the expectation that such benefits will be utilized in future tax returns of the Company.

    The principal differences between the federal income tax expense computed at the statutory federal income tax rate and the Company's provision for federal income taxes for the year ended December 31, 2005, are as follows:

         Net income before federal income taxes             $  4,775,945
                                                             -----------
         Federal income tax expense at 34%                  $  1,623,821
         Increase (decrease) resulting from:
           State income taxes                                    141,846
           Tax-exempt interest on investments
             and dividends received deduction                   (131,408)
           Meals and entertainment                                11,453
           Depreciable assets                                   (154,454)
           Other, net                                                765
                                                             -----------
             Actual federal income
               tax expense                                  $  1,492,023
                                                             ===========

 (10)  Other Related-Party Transactions

    A portion of the policies produced and managed by TGA are financed by PAAC. At December 31, 2005, there was $1,476,895 due from the affiliated finance company for policies financed by the affiliate.

    TGA shares office space, facilities, equipment, and certain management and administrative support functions with PAAC. The cost of such items is paid by TGA and allocated to its affiliate based on usage.

    TGA makes lease payments under an operating lease entered into by PAAC. Under the terms of the lease agreement, monthly payments are $27,528 through May 2007.

    During 2005, the Company paid interest of $23,386 on loans due to stockholders, which were paid off as of December 31, 2005.

 (11)  Property and Equipment

    Property and equipment at December 31, 2005, consisted of the following:

                                                     Useful life
                                                      in years
                                                     -----------
    Furniture and equipment                             7 years   $   921,508
    Automobiles                                         7 years        85,324
    Software                                            3 years     1,161,557
                                                                   ----------
                                                                    2,168,389
      Less accumulated depreciation and amortization               (1,493,418)
                                                                   ----------
                                                                  $   674,971
                                                                   ==========

 (12)  Profit Sharing Plan

    The Company maintains a qualified profit sharing plan for certain salaried employees who meet age and service requirements. Contributions to the plan are discretionary, but may not exceed 15% of the aggregate annual salaries of participants. Contributions to the plan for the year ended December 31, 2005 were $89,717.

 (13)  Contingencies

    The Company is involved in various legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial condition.

 (14)  Subsequent Events

    Effective January 1, 2006, all of the outstanding stock of TGA and its affiliated companies, PAAC and TGASRI was purchased by Hallmark Financial Services, Inc. TGA owns all of the issued and outstanding shares of common stock of GSIC.